EXHIBIT 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Arthur Zafiropoulo, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

•                    the Annual Report of Ultratech, Inc. on Form 10-K for the year ended December 31, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•                    the information contained in such Annual Report fairly presents in all material respects the financial condition and results of operations of Ultratech, Inc.

By:	/s/ ARTHUR ZAFIROPOULO
Name: Arthur Zafiropoulo
Title: Chief Executive Officer

I, Bruce Wright, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

•                    the Annual Report of Ultratech, Inc. on Form 10-K for the year ended December 31, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•                    the information contained in such Annual Report fairly presents in all material respects the financial condition and results of operations of Ultratech, Inc.

By:	/s/ BRUCE WRIGHT
Name: Bruce Wright
Title: Chief Financial Officer